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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Current Report on Form 8-K of Pure Atria Corporation of our report dated November 27, 1996 included in its Registration Statement on Form S-4 (No.333-19319) dated January 24, 1997 relating to the financial statements of Integrity QA Software, Inc., for the period from inception (November 1, 1995) through September 30, 1996.



/s/Price Waterhouse LLP
PRICE WATERHOUSE LLP
San Jose, California
January 23, 1997